Exhibit 99.1

AI for the Limitless Enterprise

iLearningEngines Reports First Quarter 2024 Results

First quarter revenue grew 33% year-over-year to $125 million

Net loss driven entirely by one-time items; Company delivers increased non-GAAP profitability year-over-year excluding one-time items

BETHESDA, MD May 16, 2024 – iLearningEngines, Inc. (NASDAQ: AILE) (“iLearningEngines”, “ILE”, or “the Company”), a leader in AI-powered learning automation and information intelligence for corporate and educational use, today announced financial results for the first quarter ended March 31, 2024.

“The first quarter was a strong start to 2024,” said Harish Chidambaran, Chief Executive Officer of iLearningEngines. “We achieved 33% revenue growth year-over-year and grew annual recurring revenue1 by 34% year-over-year to $479 million. With our business combination with Arrowroot Acquisition Corp. and related financing now complete, we believe we are well positioned to invest in continued platform growth, helping more and more customers harness AI to improve their business outcomes.”

First Quarter 2024 & Recent Financial Highlights

●	Revenue – Revenue increased 33% year-over-year to $125 million.

●	Annual Recurring Revenue (“ARR”)[1] – ARR increased 34% year-over-year to $479 million.

●	Net Dollar Retention (“NDR”)[1] – Trailing 12-month NDR was 132% compared to 125% at March 31, 2023.

●	GAAP Net Loss – Net loss was $25.9 million, which included one-time items of $15.1 million change in fair value of warrant liability, $5.5 million change in fair value of convertible notes, and a $10.0 million loss on debt extinguishment.

●	Adjusted EBITDA & Adjusted EBITDA Margin[2] – Adjusted EBITDA was $9 million. Adjusted EBITDA margin expanded by approximately 480 basis points in the first quarter of 2024 compared to the first quarter of 2023.

●	Shares outstanding – As of April 16, 2024, following the closing of the Business Combination (as defined below) with Arrowroot, the Company had: (i) approximately 134.9 million shares of common stock outstanding, (ii) warrants to purchase 22,624,975 shares of common stock, consisting of 14,374,975 public warrants, each exercisable for one share of common stock at a price of $11.50 per share, and 8,250,000 private warrants, each exercisable for one share of common stock at a price of $11.50 per share, outstanding, and (iii) approximately 5.8 million restricted stock units, each convertible into one share of common stock, subject to vesting conditions, outstanding.

[1]	For additional information regarding ARR and NDR, please see the section titled “Certain Definitions” at the end of this press release.
[2]	Adjusted EBITDA and Adjusted EBITDA margin are a non-GAAP financial measures. For descriptions and reconciliations of our non-GAAP financial measures to their most comparable GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” and the tables at the end of this press release.

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First Quarter 2024 Unaudited Financial Summary & Operating Metrics (In millions, except percentages)

	Three Months Ended March 31,
Metric	2024	2023	% Change
Revenue	124.9	94.0	33%
ARR	478.9	357.3	34%
Gross profit	86.2	62.4	38%
Net (loss) income	(25.9)	0.5	NM
Adjusted EBITDA	9.0	2.3	NM
Adjusted EBITDA Margin	7.2%	2.4%	NM

First Quarter 2024 & Recent Business Highlights

●	Licensed Users – As of March 31, 2024, the Company had more than 4.7 million licensed users at the end of Q1 2024, up from 4.4 million at the end of 2023.

●	Employees – As of March 31, 2024, the Company had 529 employees, including 101 full-time employees and 428 contractors.

●	Business Combination – As previously announced, on April 16, 2024, the Company successfully completed a business combination (the “Business Combination”) transaction with Arrowroot Acquisition Corp. (“Arrowroot”) and began trading as a public company under the ticker “AILE” on April 17, 2024. The company subsequently appointed Matthew Barger, Ian Davis, Bruce Mehlman, Michael Moe, and Tom Olivier to its Board of Directors. After giving effect to the Business Combination, and the transactions related thereto, the Company had approximately $28 million cash and cash equivalents as of April 30, 2024.

About iLearningEngines

iLearningEngines is a leading Enterprise AI platform company for learning and work automation. iLearningEngines has consistently ranked as one of the fastest growing companies in North America on the Deloitte Technology Fast 500. iLearningEngines’ AI and Learning Automation platform is used by enterprises to productize their enterprise knowledge for consumption throughout the enterprise. The intense demand for knowledge driven AI solutions and use cases inside enterprises has led to deployments in some of the most regulated and detail-oriented vertical markets, including Healthcare, Education, Insurance, Retail, Oil & Gas / Energy, Manufacturing and Government. iLearningEngines was founded by Harish Chidambaran in 2010, and is headquartered in Bethesda, MD with international offices in Dubai, UAE and Trivandrum, Pune and Kochi, India. For more information about iLearningEngines, please visit: www.ilearningengines.com.

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENT
(In thousands)

	Three months Ended March 31,		Amount Change	% Change
(Dollars in thousands)	2024	2023	2024 vs 2023	2024 vs 2023
Revenue	$124,935	$93,980	$30,955	32.9%
Cost of revenue	38,714	31,551	7,163	22.7%
Gross profit	86,221	62,429	23,792	38.1%
Operating expenses:
Selling, general, and administrative expenses	41,223	31,612	9,611	30.4%
Research and development expenses	37,099	28,582	8,517	29.8%
Total operating expenses	78,322	60,194	18,128	30.1%
Operating income	7,899	2,235	5,664	253.4%
Other expense:
Interest expense	(1,986)	(1,588)	(398)	25.1%
Change in fair value of warrant liability	(15,118)	(280)	(14,838)	5,299.3%
Change in fair value of convertible notes	(5,465)		(5,465)	NM
Loss on debt extinguishment	(10,041)	-	(10,041)	NM
Other expense	-	(60)	60	NM
Foreign exchange loss	(2)	(8)	6	NM
Total other expense	(32,612)	(1,936)	(30,676)	1,584.5%
Net (loss) income before income tax (expense) benefit	(24,713)	299	(25,012)	NM
Income tax (expense) benefit	(1,222)	152	(1,374)	NM
Net income (loss)	$(25,935)	$451	$(26,386)	NM

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$815	$4,763
Restricted cash	-	2,000
Accounts receivable, net of provision for credit loss of $510 and $336, respectively	82,904	73,498
Contract asset	297	509
Prepaid expenses	93	62
Total current assets	84,109	80,832
Receivable from Technology Partner	14,880	13,602
Receivable from related party	-	465
Other assets	672	729
Deferred tax assets, net	5,248	5,703
Deferred transaction costs	6,882	3,990
Total assets	$111,791	$105,321
Liabilities and shareholders’ deficit
Current liabilities:
Trade accounts payable	$7,044	$3,753
Accrued expenses	3,850	2,982
Current portion of long-term debt, net	26,026	10,517
Contract liability	1,447	2,765
Payroll taxes payable	3,037	3,037
Loan restructuring share liability	2,813	-
Other current liabilities	139	116
Total current liabilities	44,356	23,170
Convertible notes	37,712	31,547
Warrant liability	26,988	11,870
Long-term debt, net	-	10,679
Subordinated payable to Technology Partner	49,789	49,163
Other non-current liabilities	63	74
Total liabilities	158,908	126,503

Shareholders’ deficit:
Common Shares $0.0001 par value: 200,000,000 shares authorized: 95,782,605 shares issued and outstanding at March 31, 2024 and December 31, 2023	10	10
Additional paid-in capital	36,384	36,384
Accumulated deficit	(83,511)	(57,576)
Total shareholders’ deficit	(47,117)	(21,182)
Total liabilities and shareholders’ deficit	$111,791	$105,321

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows used in operating activities:
Net (loss) income	$(25,935)	$451
Adjustments to reconcile net (loss) income to net cash flows used in operating activities:
Depreciation and amortization	54	26
Amortization of debt issuance costs	631	531
Change in deferred taxes	455	324
Accretion of interest on subordinated payable to Technology Partner	626	417
Change in fair value of warrant liability	15,118	280
Change in fair value of convertible notes	5,465	-
Loss on debt extinguishment	10,041
Provision for current expected credit losses	174	-
Changes in operating assets and liabilities:
Accounts receivable	(9,580)	(8,104)
Receivable from related party	465	130
Contract asset	212	5,880
Prepaid expenses and other current assets	(31)	6
Receivable from Technology Partner	(1,278)	(2,405)
Trade accounts payable	958	(19)
Accrued expenses and other liabilities	429	(574)
Contract liability	(1,318)	552
Payroll taxes payable	-	305
Deferred transaction costs	(96)	-
Net cash flows used in operating activities	(3,610)	(2,200)
Cash flows from investing activities:
Purchases of property and equipment	(9)	-
Net cash flows (used in) investing activities	(9)	-
Cash flows from financing activities:
Proceeds from term loans	-	5,000
Repayments of term loans	(3,029)	(2,063)
Proceeds from convertible note	700	-
Net cash flows (used in) provided by financing activities	(2,329)	2,937
Net change in cash	(5,948)	737
Cash, beginning of year	6,763	856
Cash, end of period	$815	$1,593
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$702	$670
Supplemental disclosure of non-cash investing and financing activities:
Issuance of warrant to purchase common shares	$-	$514
Transaction costs capitalized which are included in trade accounts payable and accrued expenses	$3,286	$-

Certain Definitions

(a)	“ARR” or “Annual Recurring Revenue” means the annualized recurring value of all active maintenance and support contracts at the end of a reporting period. ARR is useful for assessing the performance of the Company’s recurring maintenance and support revenue base and identifying trends affecting the Company’s business. ARR mitigates fluctuations due to seasonality, contract term, sales mix, and revenue recognition timing resulting from revenue recognition methodologies under GAAP. ARR should be viewed independently of revenue as it is an operating measure and is not intended to be combined with or to replace GAAP revenue.

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(b)	“NDR” or “Net Dollar Retention” means an operational performance measure that is used to assess client retention and its dollar impact on business. NDR is defined as the ARR in dollars generated in the current period by clients that existed in the prior comparable period divided by the ARR in dollars by those same clients in the prior period. NDR illustrates the impact of upgrades, downgrades, and cancellations in the current period on the existing client base. Since NDR does not factor in revenue from clients acquired in the current period and includes any churn from existing contracted customers, it is believed that it is an accurate measure of client retention. For the avoidance of doubt, NDR does not exclude prior year contracted customers that were not retained in the current year.

a.	NDR is calculated as the dollar value of recurring revenue from existing clients at the end of the prior period, plus the current period’s dollar impact of upsells or cross-sells from the prior period’s existing clients, minus the current period’s dollar impact of churn or downgrades from the prior period’s existing clients, divided by prior period recurring revenues from existing clients.

b.	The dollar impact of upsells or cross-sells is calculated as the sum of incremental recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that expanded usage of our products resulting in incremental recurring revenues earned in the current period.

c.	The dollar impact of churn or downgrades is calculated as the difference in recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that have decreased in usage or are no longer revenue contributing customers.

(c)	“NM” means not meaningful

Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release also contains adjusted EBITDA and adjusted EBITDA margin. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods.

Adjusted EBITDA is calculated net (loss) income plus: (1) interest, (2) taxes, (3) depreciation and amortization, (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. Adjusted EBITDA is a performance measure that the Company uses to assess its operating performance and the operating leverage within its business. The Company monitors Adjusted EBITDA as a non-GAAP financial measure to supplement the financial information it presents in accordance with GAAP to provide investors with additional information regarding its financial results. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.

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The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached reconciliation tables for details of the amounts excluded and included to arrive at certain of the non-GAAP financial measures.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net (loss) income	$(25,935)	$451
Interest expense	1,986	1,588
Income tax expense (benefit)	1,222	(152)
Depreciation and amortization	54	26
EBITDA	(22,673)	1,913
Other expense	-	60
Transaction costs (1)	1,060	26
Change in fair value of warrant liability	15,118	280
Change in fair value of convertible notes	5,465	-
Loss on Debt Extinguishment	10,041	-
Adjusted EBITDA	$9,011	$2,279

(1)	Represents legal, tax, accounting, consulting, and other professional fees related to the Merger with Arrowroot and previously explored strategic alternatives, all of which are non-recurring in nature.

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Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential benefits of the Business Combination, the Company’s future growth prospects, the Company’s plans to invest heavily in R&D, including industry-specific datasets, the Company’s ability to drive value for new and existing customers and the Company’s ability to address market opportunities across artificial intelligence. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the iLearningEngines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; iLearningEngines’ failure to realize the anticipated benefits of the Business Combination; risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; iLearningEngines’ dependence on a limited number of customers and partners; iLearningEngines’ ability to obtain sufficient financing to pay its expenses incurred in connection with the closing of the business combination; the ability of iLearningEngines to issue equity or equity-linked securities or obtain debt financing in the future; risks related to iLearningEngines’ need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; iLearningEngines’ ability to maintain the listing of its securities on Nasdaq or another national securities exchange; the risk that the Business Combination disrupts current plans and operations of iLearningEngines; the effects of competition on iLearningEngines future business and the ability of iLearningEngines to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to political and macroeconomic uncertainty; the outcome of any legal proceedings that may be instituted against iLearningEngines or any of their respective directors or officers, including litigation related to the Business Combination; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in the Company’s registration statement on Form S-4, as amended or supplemented, under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that iLearningEngines does not presently know, or that iLearningEngines does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. iLearningEngines anticipate that subsequent events and developments will cause iLearningEngines’ assessments to change. However, while iLearningEngines may elect to update these forward-looking statements at some point in the future, iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IR & Press Contacts:

Investor Contact:

Kevin Hunt, ICR Inc.

iLearningEnginesIR@icrinc.com

Press Contact:

Dan Brennan, ICR Inc.

iLearningPR@icrinc.com